Exhibit 10.2.11
MOLSON COORS BEVERAGE COMPANY
EMPLOYEE CASH-SETTLED RESTRICTED STOCK UNIT AWARD NOTICE
This Award Notice evidences the award (the “Award”) of restricted stock units (each, an “RSU” or collectively, the “RSUs”) that have been granted to, [NAME], by Molson Coors Beverage Company, a Delaware corporation (the “Company”), subject to your acceptance of the terms of this Award Notice, the [YEAR] Restricted Stock Unit Agreement, which is attached hereto (the “Agreement”) and the Amended and Restated Molson Coors Beverage Company Incentive Compensation Plan (the “Plan”). When vested, each RSU entitles you to receive a cash payment (as determined in accordance with the terms below) in respect of one share of Class B common stock of the Company, par value $0.01 per share (the “Shares”). The RSUs are granted pursuant to the terms of the Plan.
This Award Notice constitutes part of, and is subject to the terms and provisions of, the Agreement and the Plan, which are incorporated by reference herein. Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or in the Plan.

Grant Date:	[Grant Date]

Number of RSUs:	[Number] RSUs, subject to adjustment as provided under Section 4.4 of the Plan.

Vesting Schedule:
Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company and/or an Affiliate through the respective vesting dates set forth below, the RSUs shall vest as follows:

	Vesting Dates	Cumulative Vested Percentage of RSUs
	[]	[]%
	[]	[]%
	[]	[]%

Except for termination of employment due to Retirement (defined in the Agreement), death or disability, any unvested portion of the Award will be forfeited and/or cancelled on the date you cease to be an employee of the Company or an Affiliate.

Settlement Date:
Each vested RSU will be settled in cash as soon as practicable following vesting but in no event later than December 31st of the calendar year in which the Vesting Date occurs. The cash payment for each vested RSU will be in local currency and equal the per Share closing price on the Vesting Date, as reported on the New York Stock Exchange (or if there is no trading on that date, the per Share closing price on the last preceding date on which the Shares were traded).

Effect of Termination of Employment:	To the extent not already vested or previously forfeited, a portion of the unvested RSUs will vest based on the ratio of the number of full months of employment completed during the period from the most recent date on which a portion of this Award vested to the date of your death, disability or Retirement divided by the total number of months remaining until the Award would have been fully vested.
MOLSON COORS BEVERAGE COMPANY
You must accept this Award Notice and the Agreement by logging onto your account with [ ] and accepting this Award Notice and the Agreement. If you fail to do so, the RSUs will be null and void. By accepting the RSUs granted to you in the Award, you agree to be bound by all of the provisions set forth in this Award Notice, the Agreement, and the Plan.

Attachment:	[YEAR] Restricted Stock Unit Agreement

Exhibit 10.2.11

[YEAR] RESTRICTED STOCK UNIT AGREEMENT (CASH-SETTLED)
UNDER THE AMENDED AND RESTATED
MOLSON COORS BEVERAGE COMPANY INCENTIVE COMPENSATION PLAN
Molson Coors Beverage Company (the “Company”) has granted to you an Award consisting of restricted stock units, subject to the terms and conditions set forth herein and in the Employee Restricted Stock Unit Award Notice (the “Award Notice”). The Award has been granted to you pursuant to the Amended and Restated Molson Coors Beverage Company Incentive Compensation Plan (the “Plan”). The decisions and interpretations of the Committee are binding, conclusive and final upon any questions arising under the Award Notice, this [YEAR] Restricted Stock Unit Agreement (the “Agreement”) or the Plan. Unless otherwise defined herein or in the Award Notice, capitalized terms shall have the meanings assigned to such terms in the Plan.
1.Grant of RSUs. On the Grant Date, you were awarded the number of RSUs set forth in the Award Notice.
2.Vesting of RSUs. The RSUs shall become vested and nonforfeitable in accordance with the Vesting Schedule set forth in the Award Notice. Vesting may be accelerated as described in the Award Notice. For purposes of the Award Notice and this Agreement, “Retirement” means termination of employment, other than for Cause, after attainment of age 55 and at least five years of continuous service with the Company or affiliate.
3.Termination of Employment. Except for termination of employment due to Retirement, death or disability, any unvested portion of the Award will be forfeited and/or cancelled on the date you cease to be an employee of the Company or an Affiliate.
4.Settlement of RSU. Each RSU, at the discretion of the Committee, will be settled in cash as soon as practicable after the Vesting Date but in no event later than December 31st of the calendar year in which the Vesting Date occurs. The cash payment for each vested RSU shall be equal the per Share closing price on the Vesting Date, as reported on the New Yok Stock Exchange (or if there is no trading on that date, the per Share closing price on the last preceding date on which the Shares were traded).
5.Voting Rights/Dividend Equivalents. Since RSUs do not represent actual Shares, no voting rights arise upon receipt of RSUs. No dividends will be paid.
6.Withholding Taxes. You agree to make appropriate arrangements with the Company or an Affiliate for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements with respect to the issuance or delivery of Shares in settlement or any RSU no later than the date on which such withholding is required under applicable law. To satisfy such payment obligation, you agree the Company or an Affiliate shall have the right to withhold from any payment due with respect to the RSUs the amount of federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to the RSUs not in excess of the maximum statutory withholding rates; alternatively, the Company may require you, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to the RSUs.
7.Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the RSUs.

Exhibit 10.2.11
8.Non-Guarantee of Employment Relationship or Future Awards. Nothing in the Plan, the Award Notice or this Agreement will alter your at-will or other employment status with the Company or an Affiliate, nor be construed as a contract of employment between you and the Company or an Affiliate, or as a contractual right for you to continue in the employ of the Company or an Affiliate for any period of time, or as a limitation of the right of the Company or an Affiliate to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any of your RSUs, or as a right to any future Awards.
9.Non-transferability of RSUs. No RSUs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.
10.Personal Information. You agree the Company and its suppliers or vendors may collect, use and disclose your personal information for the purposes of the implementation, management, administration and termination of the Plan.
11.Amendment. The Committee may amend, alter, modify, suspend or terminate the Award Notice or this Agreement at any time and from time to time, in whole or in part; provided, however, no amendment, alteration, modification, suspension or termination of the Award Notice or Agreement shall adversely affect in any material way the Award Notice or this Agreement, without your written consent, except to the extent such amendment, alteration, modification, suspension or termination is reasonably determined by the Committee in its sole discretion to be necessary to comply with applicable laws, rules, regulations, or is necessary for such approvals by any governmental agencies or national securities exchanges as may be required.
12.Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon you and your heirs, beneficiaries, executors, legal representatives, successors and assigns.
13.Integrated Agreement. The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.
14.Governing Law. The Award Notice and this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Award Notice and this Agreement to the substantive law of another jurisdiction. You agree to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Notice or Agreement.
15.Construction. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
16.Beneficiary Designation. In the event of your death prior to the payment of RSUs to which you are otherwise entitled, payment shall be made to your then-effective beneficiary or beneficiaries under the Employer-paid group term life insurance arrangement, unless you are a resident of

Exhibit 10.2.11
Quebec, Canada. In that case, any beneficiary designation or revocation of such beneficiary designation made by you must be through a will, a copy of which should be filed with the Committee.
17.Conformity. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of the Award Notice, this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Award Notice or this Agreement or any matters as to which the Award Notice and this Agreement are silent, the Plan shall govern. Any conflict between the terms of the Award Notice and the Agreement shall be resolved in accordance with the terms of the Agreement. In the event of any conflict between the information provided on any intranet site or internet website or in the prospectus for the Plan and the Award Notice, the Agreement or the Plan, the Award Notice, Agreement or the Plan, as applicable, shall govern as provided above.
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